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                                                                     Exhibit 4.3
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                              CII FINANCIAL, INC.

                         SIERRA HEALTH SERVICES, INC.

                                      and

                     CHEMICAL TRUST COMPANY OF CALIFORNIA,

                                  as Trustee



                         ----------------------------

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of October 31, 1995

                                      to

                                   INDENTURE

                        Dated as of September 15, 1991

                         ----------------------------

              7 1/2% Convertible Subordinated Debentures Due 2001


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          First Supplemental Indenture dated as of October 31, 1995, among CII
Financial, Inc., a California corporation (the "Company"), Sierra Health Services, Inc., a Nevada corporation ("Sierra"), and Chemical Trust Company of California, a California corporation and successor to Manufacturers Hanover Trust Company, not in its individual capacity but solely as Trustee (the "Trustee") under the Indenture (as defined below).

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Company has duly authorized, executed and delivered to the Trustee that certain Indenture dated as of September 15, 1991 (the "Indenture") pursuant to which the Company's 7 1/2% Convertible Subordinated Debentures Due 2001 (the "Securities") were issued (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture);

          WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of June 12, 1995 among Sierra, Health Acquisition Corp., a California corporation and a wholly-owned subsidiary of Sierra ("Sierra Subsidiary"), and the Company, Sierra Subsidiary would merge (the "Merger") with and into the Company and each outstanding share of Common Stock, stated value $.50 par share, of the Company (the "CII Common Stock") would be converted into 0.370 of a share of Common Stock, par value $.005 per share, of Sierra (the "Sierra Common Stock") as fully described in the Joint Proxy Statement/Prospectus dated September 19, 1995 of the Company and Sierra;

          WHEREAS, in connection with the Merger, the Boards of Directors of the Company and Sierra have determined that it is in the best interests of the Company and Sierra to provide that the Securities would be convertible into Sierra Common Stock instead of CII Common Stock after the consummation of the Merger pursuant to Section 13.11 of the Indenture;

          WHEREAS, the Boards of Directors of Sierra and the Company adopted Board Resolutions on June 12, 1995 and October 23, 1995, respectively, authorizing the Company and Sierra, among other things, to enter into a supplemental indenture to provide for the conversion of the Securities into Sierra Common Stock after the consummation of the Merger pursuant to Section
13.11 of the Indenture; and

          WHEREAS, pursuant to Section 9.1(4) of the Indenture, without the consent of any Holders, the Company, when authorized by Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in order, among
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other purposes, to make provision with respect to the conversion rights of
Holders pursuant to Section 13.11 of the Indenture.

          NOW, THEREFORE, the Company and Sierra each covenant and agree with the Trustee, for the equal and proportionate benefit of those who shall hold the Securities from time to time, as hereinafter set forth.

                                   ARTICLE 1

                            Amendments to Indenture

          Upon the consummation of the Merger and the execution and delivery of this First Supplemental Indenture to the Trustee, the Indenture shall be amended as set forth below.

          Section 1.1.  Amendments to Article 1 of the Indenture.
                        ----------------------------------------

          (a) The following terms defined in Section 1.1 of the Indenture shall be amended to read in their entirety as follows:

                  (i) "Board of Directors," when used with respect to the Company or Sierra, means the board of directors of the Company or Sierra, respectively, or any duly authorized committee of the board of directors of the Company or Sierra, respectively.

                  (ii) "Board Resolution," when used with respect to the Company or Sierra, means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Sierra, respectively, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  (iii) "Common Stock" includes any stock of any class of Sierra which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Sierra and which is not subject to redemption by Sierra. However, subject to the provisions of Section 13.4, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of Sierra at the date of the First Supplemental Indenture or shares of any class or classes resulting from any reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Sierra and which are not subject to redemption by Sierra; provided, that if at any time there shall be more

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than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                (iv) "Subsidiary", when used with respect to the Company or Sierra, means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or Sierra, respectively, or by one or more other Subsidiaries, or by the Company or Sierra, respectively, and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                 (v) "Vice President," when used with respect to the Company, Sierra or the Trustee, means any vice president so designated by the Board of Directors of the Company, Sierra or the Trustee, whether or not designated by a number or a word or words added before or after the title "vice president."

          (b) The following terms shall be added to Section 1.1 of the Indenture in their appropriate alphabetical places:

                 (i) "First Supplemental Indenture" means the First Supplemental Indenture, dated as of October 31, 1995, among the Company, Sierra and the Trustee.

                (ii) "Sierra" means Sierra Health Services, Inc., a Nevada corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          (c) Section 1.5(1) shall be amended to insert the words "or Sierra" immediately after the words "the Company."

          (d) Section 1.5(2) shall be amended to delete the period at the end thereof and to insert ", or" in its place.

          (e) The following Section 1.5(3) shall be added at the end of Section 1.5:

         "(3) Sierra by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to Sierra addressed to it at the address of its principal office located at 2724 North Tenaya Way, Las Vegas, Nevada

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     89128, or at any other address subsequently furnished in writing to the
     Trustee by Sierra."

          Section 1.2.  Amendments to Article 12 of the Indenture.
                        -----------------------------------------

          (a) Section 12.2(d) shall be amended to delete the words "the Company" and insert the word "Sierra" in their place.

          (b) The fifth line of Section 12.2(g) shall be amended to delete the words "the Company" and insert the word "Sierra" in their place.

          (c) Section 12.2(h) shall be amended to delete the words "the Company" and insert the word "Sierra" in their place.

          Section 1.3.  Amendments to Article 13 of the Indenture.  The Holder
                        -----------------------------------------
of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Article 13 of the Indenture, to convert such Security only into Sierra Common Stock at a price of $59.097 per share, subject to adjustment as provided in Article 13, and Article 13 shall be amended as follows:

          (a) Throughout Article 13, the words "the Company" shall be deleted and the word "Sierra" shall be inserted in their place, except:

                 (i)   in the third sentence of the first paragraph of
Section 13.1;

                 (ii)  in the first paragraph of Section 13.2; and

                 (iii) in the third paragraph of Section 13.2;

in which instances such words shall remain "the Company."

          (b) In the first sentence of the second paragraph of Section 13.1, "$21.866" shall be deleted and "$59.097" shall be inserted in its place.

                                   ARTICLE 2

                            Miscellaneous Provisions

          Section 2.1.  Interpretation.  This First Supplemental Indenture is a
                        --------------
supplemental indenture executed pursuant to Section 9.1(4) of the Indenture. Upon execution, delivery and effectiveness pursuant of this First Supplemental Indenture, the Indenture shall be modified and amended in accordance with this First Supplemental

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Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture will control. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified and amended by this First Supplemental Indenture, shall control.

          Except as set forth in this First Supplemental Indenture, Sierra will not assume the Company's obligations with respect to the Securities and will not guarantee payment of principal, interest or any premium thereon.

          Section 2.2.  Successors and Assigns.  All covenants and agreements in
                        ----------------------
this First Supplemental Indenture by the Company, Sierra or the Trustee, shall bind and inure to the benefit of their respective successors and assigns.

          Section 2.3.  Counterparts.  This First Supplemental Indenture may be
                        ------------
executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

          Section 2.4.  Title and Section Headings.  The Article and the Section
                        --------------------------
headings herein are for convenience only and shall not affect the construction hereof.

          Section 2.5.  Recitals.  The recitals contained herein and in the
                        --------
Securities, as amended hereby, (except the Trustee's certificates of authentication) shall be taken as the statements of the Company and Sierra, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities, as amended hereby.

          Section 2.6.  Governing Law.  This First Supplemental Indenture shall
                        -------------
be governed by and construed in accordance with the laws of the State of California.

          Section 2.7.  Officers' Certificate and Opinion of Counsel.  In
                        --------------------------------------------
accordance with Section 8.1(3) of the Indenture, the Company shall provide the Trustee with an Officers' Certificate and Opinion of Counsel for the Company, in forms reasonably acceptable to the Trustee, that the Merger and this First Supplemental Indenture comply with the provisions of the Indenture and that all conditions precedent therein relating to the Merger and this First Supplemental Indenture have been satisfied.

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date above written.

                                    CII FINANCIAL, INC.


                                    By:_______________________________

Attest:

___________________________


                                    SIERRA HEALTH SERVICES, INC.


                                    By:_______________________________


Attest:

___________________________


                                    CHEMICAL TRUST COMPANY OF
                                    CALIFORNIA, as Trustee


                                    By:_______________________________


Attest:

___________________________

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STATE OF CALIFORNIA        )
                           )  SS:
COUNTY OF _________________)

          On ________________________, before me, ______________________, a
Notary Public in and for said State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


          ___________________________________


          (SEAL)


STATE OF CALIFORNIA        )
                           )  SS:
COUNTY OF _________________)


          On ________________________, before me, ______________________, a
Notary Public in and for said State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


          ___________________________________


          (SEAL)

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

STATE OF CALIFORNIA        )
                           )  SS:
COUNTY OF _________________)

          On ________________________, before me, ______________________, a
Notary Public in and for said State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


          ___________________________________


          (SEAL)


STATE OF CALIFORNIA        )
                           )  SS:
COUNTY OF _________________)


          On ________________________, before me, ______________________, a
Notary Public in and for said State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


          ___________________________________


          (SEAL)

STATE OF CALIFORNIA        )
                           )  SS:
COUNTY OF _________________)

          On ________________________, before me, ______________________, a
Notary Public in and for said State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


          ___________________________________


          (SEAL)


STATE OF CALIFORNIA        )
                           )  SS:
COUNTY OF _________________)


          On ________________________, before me, ______________________, a
Notary Public in and for said State, personally appeared _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


          ___________________________________


          (SEAL)

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